Exhibit 99.1

Ocean Power Technologies Advances U.S. Homeland Security Contract with Shipment of First PowerBuoy®

MONROE TOWNSHIP, N.J. March 24, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the shipment of the first PowerBuoy® system under its previously announced $6.5M contract with the U.S. Department of Homeland Security (DHS). The system will support maritime domain awareness operations for the U.S. Coast Guard.

The shipment marks a key milestone in the program and represents the transition from system development and integration into operational deployment. This PowerBuoy® system, together with others under the contract, will be deployed off the coast of California to provide persistent, autonomous offshore surveillance capabilities supporting DHS mission requirements. Integration with Anduril’s systems is progressing in parallel.

“This shipment represents an important milestone in the execution of our DHS program and highlights the progress we have made in delivering innovative maritime infrastructure to support national security missions,” said Jason Weed, SVP Commercial Sales of Ocean Power Technologies. “We believe our PowerBuoy platform provides a unique capability for persistent offshore monitoring, enabling government agencies to enhance maritime domain awareness while reducing operational costs and logistical complexity.”

The system is expected to be deployed following final site preparations and operational readiness procedures. Once installed, the PowerBuoy network will support maritime surveillance operations as part of DHS’s broader efforts to strengthen coastal and offshore monitoring capabilities.

OPT continues to work closely with DHS and its technology partners to deliver autonomous maritime monitoring solutions designed to enhance situational awareness and support critical security operations.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the PowerBuoy® to be deployed in support of DHS, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com